Exhibit 99.1

LKQ CORPORATION POSTS RECORD FIRST QUARTER 2010 RESULTS

•	Diluted EPS from continuing operations increased 63.6% to $0.36

•	Increases 2010 outlook for EPS from continuing operations; new range of $1.06 — $1.12

•	Aftermarket and refurbished parts revenue grew 10.9%

Chicago, IL (April 29, 2010) – LKQ Corporation (NASDAQ: LKQX) today reported diluted earnings per share from continuing operations of $0.36 for the first quarter ended March 31, 2010, an increase of 63.6% from $0.22 for the first quarter of 2009. Revenue for the first quarter was $603.5 million, an increase of 18.1% as compared to $510.9 million for the same period of 2009. Income from continuing operations for the first quarter of 2010 was $52.0 million, an increase of 62.4% as compared to $32.0 million for the same period of 2009.

“The year started off strong and we had a very good first quarter,” stated Joseph Holsten, President and Chief Executive Officer of LKQ Corporation. “The results reflect the strength of our parts sales businesses and improved economies of scale,” commented Mr. Holsten. “Higher parts and services revenue combined with improved commodity prices led to overall organic revenue growth of 10.7%. Our parts and services revenue grew organically by 5.6% as a result of continued increases in the sale of alternative parts, especially our aftermarket products.”

Other Events

In April 2010, LKQ received ratings upgrades from both Moody’s Investors Service and Standard & Poor’s Ratings Services. Moody’s upgraded the rating of LKQ’s senior secured debt facilities and the corporate family rating to Ba2. Standard & Poor’s raised the rating of LKQ’s senior secured debt to investment grade BBB- and LKQ’s corporate credit rating to BB.

During the first quarter of 2010, LKQ entered the tire recycling industry with its acquisition of a tire recycling business in Sterling, Connecticut. The acquired business had historical revenue of approximately $3 million in 2009. Also in the first quarter, LKQ opened start-up self service retail locations in Savannah, Georgia and Durham, North Carolina, and a heavy-duty truck facility in Monterrey, Mexico.

In January 2010, LKQ completed previously announced divestiture transactions with the sale of two self service retail facilities in Dallas, Texas to Schnitzer Steel Industries, Inc. The results of the facilities sold have been classified as discontinued operations for all periods presented.

Balance Sheet and Liquidity

As of March 31, 2010, LKQ’s balance sheet reflected cash and equivalents of $193.5 million and long-term debt, including the current portion, of $596.6 million. LKQ had no borrowings on its revolving credit facility of $100.0 million, although availability was reduced by $23.9 million of outstanding letters of credit.

Company Outlook

The Company also announced that it is raising earnings guidance for 2010. Income from continuing operations and diluted earnings per share from continuing operations are anticipated to be within the range of $154 million to $163 million and $1.06 to $1.12, respectively. The revised guidance reflects the higher commodity price environment and improved margins in the wholesale business. LKQ’s previous guidance was $145 million to $155 million for income from continuing operations, and $1.00 to $1.06 for diluted earnings per share.

Net cash provided by operating activities for 2010 is now projected to be in excess of $160 million. LKQ reiterated its 2010 range for capital expenditures related to property and equipment of $85 million to $95 million.

Changes in current operating conditions, such as fluctuations in commodity prices or freight and shipping expense, could impact the Company’s results. Additionally, the guidance provided excludes restructuring expenses and any gains or losses related to acquisitions or divestitures.

Quarterly Conference Call

LKQ will host a conference call and audio webcast to discuss its first quarter 2010 financial results and financial guidance on Thursday April 29, 2010 at 10:00 a.m. Eastern Time. To participate in the conference call, please dial (877) 705-6008 or (201) 689-8481 if calling outside of the U.S. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account number: 286 and conference ID: 349290. An online replay of the webcast will be available on the Company’s website. Both forms of the replay of the conference call will be available until May 29, 2010. Please allow approximately two hours after the live presentation before attempting to access the replay.

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About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled products and refurbished collision replacement products such as wheels, bumper covers and lights. LKQ operates approximately 290 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 26, 2010 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended March 31,
	2010	2009
Revenue	$603,516	$510,870

Cost of goods sold	320,226	281,299

Gross margin	283,290	229,571

Facility and warehouse expenses	57,776	48,929

Distribution expenses	51,189	44,272

Selling, general and administrative expenses	75,087	66,372

Restructuring expenses	80	803

Depreciation and amortization	9,229	8,274

Operating income	89,929	60,921

Other expense (income):
Interest expense, net	7,276	7,578
Other income, net	(161)	(41)

Total other expense	7,115	7,537

Income from continuing operations before provision for income taxes	82,814	53,384

Provision for income taxes	30,831	21,366

Income from continuing operations	51,983	32,018

Discontinued operations:
Income from discontinued operations, net of taxes	224	286
Gain on sale of discontinued operations, net of taxes	1,729	—

Income from discontinued operations	1,953	286

Net income	$53,936	$32,304

Basic earnings per share (1):
Income from continuing operations	$0.37	$0.23
Income from discontinued operations	0.01	0.00

Total	$0.38	$0.23

Diluted earnings per share (1):
Income from continuing operations	$0.36	$0.22
Income from discontinued operations	0.01	0.00

Total	$0.37	$0.23

Weighted average common shares outstanding:
Basic	142,194	139,793

Diluted	145,124	142,789

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	March 31, 2010	December 31, 2009
Assets

Current Assets:
Cash and equivalents	$193,536	$108,906
Receivables, net	156,337	152,443
Inventory	390,950	385,686
Deferred income taxes	29,873	31,847
Prepaid income taxes	—	4,663
Prepaid expenses	12,074	9,603
Assets of discontinued operations	—	9,720

Total Current Assets	782,770	702,868

Property and Equipment, net	292,425	289,902
Intangibles	1,012,043	1,006,022
Other Assets	22,059	21,329

Total Assets	$2,109,297	$2,020,121

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$58,050	$51,300
Accrued expenses	94,776	94,027
Income taxes payable	23,240	—
Deferred revenue	9,567	9,259
Current portion of long-term obligations	15,401	10,063
Liabilities of discontinued operations	3,329	3,832

Total Current Liabilities	204,363	168,481

Long-Term Obligations, Excluding Current Portion	581,211	592,982
Deferred Income Tax Liabilities	53,368	52,209
Other Noncurrent Liabilities	25,046	27,015

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 142,687,893 and 142,004,797 shares issued at March 31, 2010 and December 31, 2009, respectively	1,427	1,420
Additional paid-in capital	825,154	815,952
Retained earnings	423,395	369,459
Accumulated other comprehensive loss	(4,667)	(7,397)

Total Stockholders’ Equity	1,245,309	1,179,434

Total Liabilities and Stockholders’ Equity	$2,109,297	$2,020,121

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,936	$32,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,980	9,291
Stock-based compensation expense	2,524	1,711
Deferred income taxes	418	2,254
Excess tax benefit from share-based payments	(3,500)	(261)
Gain on sale of discontinued operations	(2,744)	—
Other	785	592
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(3,306)	10,084
Inventory	(4,173)	(24,789)
Prepaid income taxes/income taxes payable	30,276	18,018
Accounts payable	5,663	(2,546)
Other operating assets and liabilities	(1,794)	(7,133)

Net cash provided by operating activities	88,065	39,525

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,902)	(6,918)
Proceeds from sales of businesses, property and equipment	12,084	109
Cash used in acquisitions, net of cash acquired	(3,746)	(15,756)

Net cash used in investing activities	(2,564)	(22,565)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,185	331
Excess tax benefit from share-based payments	3,500	261
Borrowings under line of credit	—	2,310
Repayments of long-term debt	(7,827)	(6,100)

Net cash used in financing activities	(1,142)	(3,198)

Effect of exchange rate changes on cash and equivalents	271	(19)

Net increase in cash and equivalents	84,630	13,743

Cash and equivalents, beginning of period	108,906	79,067

Cash and equivalents, end of period	$193,536	$92,810

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended March 31,
Operating Highlights	2010		2009
		% of Revenue		% of Revenue	Change	% Change
Revenue	$603,516	100.0%	$510,870	100.0%	$92,646	18.1%

Cost of goods sold	320,226	53.1%	281,299	55.1%	38,927	13.8%

Gross margin	283,290	46.9%	229,571	44.9%	53,719	23.4%

Facility and warehouse expenses	57,776	9.6%	48,929	9.6%	8,847	18.1%

Distribution expenses	51,189	8.5%	44,272	8.7%	6,917	15.6%

Selling, general and administrative expenses	75,087	12.4%	66,372	13.0%	8,715	13.1%

Restructuring expenses	80	0.0%	803	0.2%	(723)	-90.0%

Depreciation and amortization	9,229	1.5%	8,274	1.6%	955	11.5%

Operating income	89,929	14.9%	60,921	11.9%	29,008	47.6%

Other expense (income):
Interest expense, net	7,276	1.2%	7,578	1.5%	(302)	-4.0%
Other income, net	(161)	0.0%	(41)	0.0%	(120)	292.7%

Total other expense	7,115	1.2%	7,537	1.5%	(422)	-5.6%

Income from continuing operations before provision for income taxes	82,814	13.7%	53,384	10.4%	29,430	55.1%

Provision for income taxes	30,831	5.1%	21,366	4.2%	9,465	44.3%

Income from continuing operations	51,983	8.6%	32,018	6.3%	19,965	62.4%

Discontinued operations:
Income from discontinued operations, net of taxes	224	0.0%	286	0.1%	(62)	-21.7%
Gain on sale of discontinued operations, net of taxes	1,729	0.3%	—	0.0%	1,729	n/m

Income from discontinued operations	1,953	0.3%	286	0.1%	1,667	582.9%

Net income	$53,936	8.9%	$32,304	6.3%	$21,632	67.0%

Basic earnings per share (1):
Income from continuing operations	$0.37		$0.23		$0.14	60.9%
Income from discontinued operations	0.01		0.00		0.01	n/m

Total	$0.38		$0.23		$0.15	65.2%

Diluted earnings per share (1):
Income from continuing operations	$0.36		$0.22		$0.14	63.6%
Income from discontinued operations	0.01		0.00		0.01	n/m

Total	$0.37		$0.23		$0.14	60.9%

Weighted average common shares outstanding:
Basic	142,194		139,793		2,401	1.7%

Diluted	145,124		142,789		2,335	1.6%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited tables compare certain revenue categories:

	Three Months Ended March 31,
	2010	2009	Change	% Change
	(In thousands)

Included in Consolidated Statements of Income of LKQ Corporation

Recycled and related products and services	$215,223	$184,525	$30,698	16.6%
Aftermarket, other new and refurbished products	312,373	281,651	30,722	10.9%

Parts and services	527,596	466,176	61,420	13.2%
Other	75,920	44,694	31,226	69.9%

Total	$603,516	$510,870	$92,646	18.1%

Revenue changes by category for the three months ended March 31, 2010 vs. 2009:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change

Recycled and related products and services	15.3%	0.4%	0.9%	16.6%
Aftermarket, other new and refurbished products	1.2%	9.0%	0.7%	10.9%
Parts and services	6.8%	5.6%	0.8%	13.2%
Other	5.6%	64.0%	0.3%	69.9%
Total	6.7%	10.7%	0.7%	18.1%

Results of discontinued operations are as follows:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Revenue	$686	$7,119

Income before income tax provision	355	454
Income tax provision	131	168

Income from discontinued operations, net of taxes, before gain on sale of discontinued operations	224	286

Gain on sale of discontinued operations, net of taxes	1,729	—

Income from discontinued operations, net of taxes	$1,953	$286

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Income from continuing operations	$51,983	$32,018
Depreciation and amortization	9,980	9,112
Interest expense, net	7,276	7,578
Provision for income taxes	30,831	21,366

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$100,070	$70,074

EBITDA as a percentage of revenue	16.6%	13.7%

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.